Exhibit 10.2

EXECUTION COPY

FIRST AMENDMENT TO
CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is made as of May 20, 2009, among CLST Asset Trust II, a Delaware statutory trust, as a borrower (“Trust II”), SSPE Investment Trust I, a Delaware statutory trust, as a borrower (“Trust I”), SSPE, LLC, a Delaware limited liability company, as a borrower (the “LLC Borrower” and, together with Trust I and Trust II, the “Borrowers”), Summit Consumer Receivables Fund, L.P., a Delaware limited partnership, as the originator (the “Originator”) and as a guarantor, Summit Alternative Investments, LLC, a Nevada limited liability company, as the servicer (the “Servicer”), Eric J. Gangloff, as a guarantor, Fortress Credit Opportunities I L.P., as a lender (the “Lender”) and Fortress Credit Corp., as the administrative agent for the Lenders (in such capacity, the “Administrative Agent”).  Capitalized terms used but not defined herein have the meanings provided in the Credit Agreement (defined below).

PRELIMINARY STATEMENTS

WHEREAS, the parties hereto (among others) entered into that certain Second Amended and Restated Revolving Credit Agreement, dated as of December 10, 2008 (as further amended, supplemented, modified or restated from time to time, the “Credit Agreement”);

WHEREAS, pursuant to Section 13.1 of the Credit Agreement, the Borrowers, the Servicer, the Administrative Agent, and the Required Lenders and, to the extent affected thereby, the Collateral Custodian and the Backup Servicer, may amend and supplement the provisions of the Credit Agreement; and

WHEREAS, the parties to the Credit Agreement desire to amend the Credit Agreement in certain respects as provided herein.

NOW THEREFORE, in consideration of the premises and the agreements contained herein, the parties to this Amendment hereby agree to amend the Credit Agreement as follows:

ARTICLE I

AMENDMENTS TO THE CREDIT AGREEMENT

Section 1.01.  Amendments.

(a)           The definition of “Facility Amount” in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

““Facility Amount”: On any Measurement Date, an amount equal to (i) $30,000,000 less (ii) the outstanding principal balance of the Term Loan; provided that such amount shall be reduced in amounts equal to repayments of the Loans Outstanding by the Borrowers per the requirements set forth in Section 2.3.”

(b)           The definition of “Maximum Committed Amount” in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

““Maximum Committed Amount”:  As of any date of determination, $30,000,000 (which amount shall be subject to increases pursuant to Section 2.1(d)); provided that such amount shall be reduced in amounts equal to repayments of the Loans Outstanding by the Borrowers per the requirements set forth in Section 2.3.”

(c)           Section 2.3 of the Credit Agreement is hereby amended by adding the following to the end of the paragraph:

“Notwithstanding anything to the contrary in this Section 2.3, in the event the Borrowers at any time repay Loans Outstanding in an amount equal to or greater than $1,000,000 (or any lesser amount, if the Loans Outstanding are being paid in full), then (x) no Prepayment Premium will be charged by the Lenders and (y) both the Maximum Committed Amount and the Facility Amount shall be reduced in a corresponding amount to the amount being prepaid by the Borrowers.”

(d)           The table in Annex B of the Credit Agreement is hereby amended and restated in its entirety as follows:

Lender	Commitment	Percentage
Fortress Credit Opportunities I L.P.	$30,000,000	100%

(e)           The cover page of the Credit Agreement is hereby amended by replacing the number “50,000,000” with “30,000,000”.

ARTICLE II

MISCELLANEOUS

Section 2.01.  Credit Agreement in Full Force and Effect as Amended.  Except as specifically amended hereby, all of the terms and conditions of the Credit Agreement shall remain in full force and effect.  All references to the Credit Agreement in any other document or instrument shall be deemed to mean the Credit Agreement, as amended by this Amendment.  This Amendment shall not constitute a novation of the Credit Agreement, but shall constitute a amendment thereof.  The parties hereto agree to be bound by the terms and obligations of the Credit Agreement, as amended by this Amendment, as though the terms and obligations of this Amendment were set forth in the Credit Agreement.

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Section 2.02.  Prior Understandings.  This Amendment sets forth the entire understanding of the parties relating to the subject matter hereof, and supersedes all prior understandings and agreements, written or oral.

Section 2.03.  Counterparts.  This Amendment may be executed in any number of counterparts and by separate parties hereto on separate counterparts, each of which when executed shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument.

Section 2.04.  Governing Law.  This Amendment shall be governed by and construed in accordance with the law of the State of New York.

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IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

THE BORROWERS:

SSPE INVESTMENT TRUST I

By: U.S. Bank Trust National Association, not in its individual capacity but solely as statutory trustee

By:	/s/ Diane L. Reynolds
Name: Diane L. Reynolds
Title: Vice President

CLST ASSET TRUST II

By: U.S. Bank Trust National Association, not in its individual capacity but solely as statutory trustee

By:	/s/ Diane L. Reynolds
Name: Diane L. Reynolds
Title: Vice President

SSPE, LLC

By:	/s/ Eric Gangloff
Name: Eric Gangloff
Title: Managing Director

SUMMIT ALTERNATIVE INVESTMENTS, LLC, as the Servicer

By: Gangloff & Associates Inc., it sole member

By:	/s/ Eric Gangloff
Name: Eric Gangloff
Title: Managing Director

SUMMIT CONSUMER RECEIVABLES FUND, L.P., as the Originator and as a Guarantor

By: Summit Alternative Investments, LLC, its General Partner
By: Gangloff & Associates Inc., its sole member

By:	/s/ Eric Gangloff
Name: Eric Gangloff
Title: Managing Director

ERIC J. GANGLOFF, as a Guarantor

By:	/s/ Eric Gangloff
Name: Eric Gangloff
Title: Managing Director

FORTRESS CREDIT CO LLC, as the Administrative Agent

By:	/s/ Constantine M. Dakolias
Name: Constantine M. Dakolias
Title: President

FORTRESS CREDIT OPPORTUNITIES I L.P., as a Lender

By: Fortress Credit Opportunities I GP LLC, its general partner

By:	/s/ Constantine M. Dakolias
Name: Constantine M. Dakolias
Title: President